Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 13, 2018, PGT Innovations, Inc., a Delaware corporation (“PGTI”), completed the acquisition (the “Western Window Systems Acquisition”) of all of the equity interests of GEF WW Parent LLC, a Delaware limited liability company and a parent company of WWS Acquisition, LLC d/b/a Western Window Systems (“GEF WW”), and WWS Blocker LLC, a Delaware limited liability company (“Blocker,” and, together with GEF WW, “Western Window Systems” or “WWS”) pursuant to the terms of the purchase agreement dated as of July 24, 2018 (the “Purchase Agreement”) by and among PGTI, Coyote Acquisition Co., a Delaware corporation and a wholly owned subsidiary of PGTI, GEF WW, Blocker, various entities that collectively owned all of the equity interests of GEF WW and a seller representative.

The unaudited pro forma condensed combined financial statements presented below are derived from the historical consolidated financial statements of PGTI and Western Window Systems, as adjusted to reflect the issuance of $315 million aggregate principal amount of 6.75% Senior Notes due 2026, consummated on August 10, 2018 (the “Notes”) and the Western Window Systems Acquisition, consummated on August 13, 2018.

The unaudited pro forma condensed combined balance sheet as of June 30, 2018, assumes that the Western Window Systems Acquisition and issuance of the Notes occurred on June 30, 2018. The unaudited pro forma condensed combined statements of income for the year ended December 30, 2017 (the last day of PGTI’s 2017 fiscal year) and the six months ended June 30, 2018 (the last day of PGTI’s 2018 second quarter) assume that the Western Window Systems Acquisition and the issuance of the Notes occurred on January 1, 2017.

PGTI’s fiscal year consists of 52 or 53 weeks ending on the Saturday nearest December 31 and Western Window Systems fiscal year ends on each December 31. The unaudited pro forma condensed combined financial information was prepared using (1) PGTI’s unaudited interim condensed combined financial statements as of June 30, 2018 and for the six months ended June 30, 2018, (2) PGTI’s audited combined financial statements for the year ended December 30, 2017, (3) the unaudited interim consolidated financial statements of Western Window Systems as of June 30, 2018 and for the six months ended June 30, 2018, and (4) the audited consolidated financial statements of Western Window Systems for the year ended December 31, 2017. The difference in fiscal periods for PGTI and Western Window Systems is considered to be insignificant. Accordingly, the unaudited pro forma condensed combined financial statements for each period are presented on the basis of PGTI’s fiscal year and combine the historical results of PGTI and Western Window Systems with no related adjustments. The following unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of PGTI and Western Window Systems.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (1) directly attributable to the issuance of the Notes and Western Window Systems Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the operating results of the combined company. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:

•

changes in cash on hand provided in connection with the issuance of the Notes, and resulting from the cash on hand of Western Window Systems not acquired by PGTI in the Western Window Systems Acquisition;

•

changes in indebtedness incurred in connection with the issuance of the Notes, and resulting from the indebtedness of Western Window Systems repaid at the closing, and not assumed by, PGTI in the Western Window Systems Acquisition;

•	transaction fees and debt issuance costs incurred in connection with the issuance of the Notes and the Western Window Systems Acquisition;

•

changes in interest expense resulting from the issuance of the Notes, including amortization of estimated debt issuance costs, and resulting interest expense not incurred on the indebtedness of Western Window Systems not assumed by PGTI in the Western Window Systems Acquisition;

•	changes in assets and liabilities to record the preliminary estimates of their fair values in accordance with acquisition accounting related to the Western Window Systems Acquisition;

•	changes in amortization expense resulting from the preliminary fair value adjustments to amortizable intangible assets in the Western Window Systems Acquisition;

•

a preliminary estimate of the effect of the above adjustments on deferred income tax assets, liabilities, and related provision for income taxes, including a tax benefit in the year ended December 30, 2017 relating to the revaluation of the net deferred tax liability as the result of the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”); and

•	the equity impact of the elimination of historical equity balances of Western Window Systems.

The pro forma adjustments reported in these financial statements are based upon available information and certain assumptions that PGTI management believes are reasonable. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of what the results of operations or financial condition would have been had the issuance of the Notes and Western Window Systems Acquisition actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial condition for any future period or as of any future date.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of June 30, 2018
	PGTI Historical Actual	WWS Historical Actual	Financing Adjustments			Acquisition Adjustments			Combined Pro Forma
	(dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$63,923	$3,684	$303,000	(3a	)	$(358,897)	(4a	)	$11,710
Accounts receivable, net	74,970	8,812	—			—			83,782
Inventories	35,326	11,526	—			—			46,852
Contract assets, net	11,012	—	—			—			11,012
Prepaid expenses and other current assets	10,656	958	—			—			11,614

Total current assets	195,887	24,980	303,000			(358,897)			164,970
Property, plant and equipment, net	93,433	14,296	—			—			107,729
Trade names and other intangible assets, net	111,725	46,389	—			131,411	(4b	)	289,525
Goodwill	108,060	38,844	—			118,623	(4b	)	265,527
Other assets, net	1,336	678	—			(480)	(4c	)	1,534

Total assets	$510,441	$125,187	$303,000			$(109,343)			$829,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$45,911	$13,411	(512)	(3c	)	—			$58,810
Current portion of long-term debt	303	2,137	—			(2,137)	(4d	)	303

Total current liabilities	46,214	15,548	(512)			(2,137)			59,113
Long-term debt, less current portion	215,081	31,621	305,000	(3b	)	(31,621)	(4d	)	520,081
Deferred income taxes	23,287	—	—			—			23,287
Other liabilities	17,015	2,433	—			—			19,448

Total liabilities	301,597	49,602	304,488			(33,758)			621,929

Shareholders’ equity:
Common stock	533	—	—			—			533
Additional paid-in-capital	254,399	57,215	—			(57,215)	(4e	)	254,399
Accumulated other comprehensive loss	(384)	—	—			—			(384)
Retained earnings (accumulated deficit)	(32,945)	18,370	(1,488)	(3c	)	(18,370)	(4e	)	(34,433)

Shareholders’ equity	221,603	75,585	(1,488)			(75,585)			220,115
Less: Treasury stock at cost	(12,759)	—	—			—			(12,759)

Total shareholders’ equity	208,844	75,585	(1,488)			(75,585)			207,356

Total liabilities and shareholders’ equity	$510,441	$125,187	$303,000			$(109,343)			$829,285

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 30, 2017
	PGTI Historical Actual	WWS Historical Actual	Reclassification		Financing Adjustments			Acquisition Adjustments			Combined Pro Forma
Net sales	$511,081	$100,159	$—		$—			$—			$611,240
Cost of sales	352,097	64,361	(7,715)	(2)	—			—			408,743

Gross profit	158,984	35,798	7,715		—			—			202,497
Selling, general and administrative expenses	98,803	27,403	7,715	(2)	—			3,596	(6a	)	137,517

Income from operations	60,181	8,395	—		—			(3,596)			64,980
Interest expense, net	20,279	4,300	—		18,213	(5a	)	—			42,792

Income before income taxes	39,902	4,095	—		(18,213)			(3,596)			22,188
Income tax expense (benefit)	63	—	—		(6,702)	(5b	)	(427)	(6b	)	(7,066)

Net income	$39,839	$4,095	$—		$(11,511)			$(3,169)			$29,254

Net income per common share:
Basic	$0.80										$0.59

Diluted	$0.77										$0.57

Weighted average shares outstanding:
Basic	49,522										49,522

Diluted	51,728										51,728

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2018
	PGTI Historical Actual	WWS Historical Actual	Reclassification		Financing Adjustments			Acquisition Adjustments			Combined Pro Forma
Net sales	$309,522	$63,025	$—		$—			$—			$372,547
Cost of sales	204,802	36,446	(4,329)	(2)	—			—			236,919

Gross profit	104,720	26,579	4,329		—			—			135,628
Selling, general and administrative expenses	61,238	17,105	4,329	(2)	—			1,790	(6a	)	84,462
Gains on transfers of assets	(2,551)	—	—		—			—			(2,551)

Income from operations	46,033	9,474	—		—			(1,790)			53,717
Interest expense, net	7,652	2,222	—		9,034	(5a	)	—			18,908
Debt extinguishment costs	3,079	—	—		—			—			3,079
Other expense, net	—	—	—		—			—			—

Income before income taxes	35,302	7,252	—		(9,034)			(1,790)			31,730
Income tax expense (benefit)	5,414	—	—		(2,309)	(5b	)	1,397	(6b	)	4,502

Net income	$29,888	$7,252	$—		$(6,725)			$(3,187)			$27,228

Net income per common share:
Basic	$0.60										$0.54

Diluted	$0.57										$0.52

Weighted average shares outstanding:
Basic	50,087										50,087

Diluted	52,023										52,023

NOTE 1: BASIS OF PRESENTATION

PGTI’s fiscal year ends on the Saturday nearest December 31 of the related year. As such, PGTI’s 2017 fiscal year ended on December 30, 2017, and consisted of 52 weeks. Western Window Systems’ fiscal periods are based on the calendar. As such, Western Window Systems’ 2017 fiscal year ended on December 31, 2017, and consisted of 52 weeks.

The unaudited pro forma condensed combined balance sheet was prepared using the historical unaudited consolidated balance sheets of PGTI and Western Window Systems as of June 30, 2018. The unaudited pro forma condensed combined statements of operations were prepared using:

•	the historical audited consolidated statement of operations of PGTI for the year ended December 30, 2017 (the last day of PGTI’s 2017 fiscal year);

•	the historical audited consolidated statement of operations of Western Window Systems for the year ended December 31, 2017; and

•

the historical unaudited consolidated statement of operations of PGTI for the six-month period ended June 30, 2018 (the last day PGTI’s second quarter of 2018), and of Western Window Systems for the six-month period ended June 30, 2018.

The Western Window Systems Acquisition will be accounted for using the acquisition method of accounting in accordance with ASC 805 which establishes a new basis of accounting for all of Western Window Systems’ identifiable assets and liabilities as of the date of the Western Window Systems Acquisition. For purposes of these pro forma financial statements, the purchase price allocation for the Western Window Systems Acquisition, subject to working capital and certain other closing adjustments is based on the historical unaudited balance sheet of Western Windows Systems as of June 30, 2018 and is estimated as follows:

(dollars in thousands) Pro Forma Purchase Price Allocation for the Western Window Systems Acquisition
Total consideration	$355,213

Current assets	$21,296
Property, plant and equipment	14,296
Intangible assets	177,800
Other assets	198
Goodwill	157,467

Total assets acquired	375,844
Current liabilities assumed	(13,411)
Other liabilities assumed	(2,433)

Net assets acquired	$355,213

In the unaudited pro forma condensed combined balance sheet, the consideration for the Western Window Systems Acquisition has been allocated to the acquired identifiable assets and assumed liabilities based upon management’s preliminary estimate of their respective fair values as of June 30, 2018. Any differences between the fair value of the consideration for the Western Window Systems Acquisition transferred and the fair values of the assets acquired and liabilities assumed is presented as goodwill. The unaudited pro forma condensed combined statements of operations also include certain acquisition accounting adjustments related to the Western Window Systems Acquisition, including items expected to have a continuing impact on the combined results, such as amortization expense on acquired intangible assets or depreciation expense on acquired property, plant and equipment.

The final purchase price accounting will be determined at a later date and is dependent on a number of factors, including the final valuation of tangible and identifiable intangible assets acquired and liabilities assumed as of the closing date of the Western Window Systems Acquisition, as the case may be, when additional information will be available and the resolution of purchase price adjustments pursuant to the Purchase Agreement. Accordingly, the acquisition accounting and related depreciation and amortization reflected in these unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and may change upon the receipt of additional and more detailed information. Such changes could result in a material change to the unaudited pro forma condensed combined financial information.

Additionally, the unaudited pro forma condensed combined statements of operations include certain financing adjustments related to the issuance of the Notes expected to have an ongoing effect on the combined results. The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the Western Window Systems Acquisition.

Upon consummation of the Western Window Systems Acquisition, Western Window Systems’ accounting policies were adjusted to conform to those of PGTI. PGTI has identified preliminary adjustments to conform Western Window Systems’ accounting policies to those of PGTI based upon currently available information and assumptions management believes to be reasonable:

•

Historically, Western Window Systems classified the cost of distributing its products as a component of the cost of goods sold. In accordance with PGTI’s accounting policy regarding distribution costs, after the Western Window Systems Acquisition, these costs are accounted for as a fulfillment activity and classified as a component of selling, general and administrative expenses.

•

Historically, Western Window Systems capitalized product certification costs as incurred, and amortized such costs over the life of the certifications, which typically had been four years. In accordance with PGTI’s accounting policy regarding product certification costs, after the Western Window Systems Acquisition, these costs are expensed as incurred.

The unaudited pro forma condensed combined balance sheet and statements of operations have been adjusted to reflect these changes as further described in the footnotes. PGTI and Western Window Systems are not aware of any other material differences between the accounting policies of the two companies, except for the adjustments described in Note 2 to reclassify certain balances presented in the historical financial statements of Western Window Systems to conform presentation to that of PGTI. Management is currently in the process of conducting a more detailed review of Western Window Systems’ accounting policies in an effort to determine if differences in accounting policies require further reclassification of Western Window Systems’ results of operations or reclassification of assets or liabilities to conform to PGTI’s accounting policies and classifications. As a result, PGTI may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

NOTE 2: RECLASSIFICATIONS

Financial information presented in the “WWS Historical Actual” column in the unaudited pro forma condensed combined balance sheet as of June 30, 2018 has been reclassified to conform to the presentation of PGTI as indicated in the table below:

(dollars in thousands) Presentation in WWS’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	As of June 30, 2018
Cash	Cash and cash equivalents	$3,684
Equipment and leasehold improvements, net	Property, plant and equipment, net	14,296
Intangible assets, net	Trade names and other intangible assets, net	46,389
Product certifications, net	Other assets, net	480
Current portion of note payable	Current portion of long-term debt	2,137
Accounts payable	Accounts payable and accrued liabilities	5,236
Accrued expenses	Accounts payable and accrued liabilities	3,542
Deferred revenue	Accounts payable and accrued liabilities	4,422
Other current liabilities	Accounts payable and accrued liabilities	211
Note payable, less current portion	Long-term debt, less current portion	31,621
Other long-term liabilities	Other liabilities	2,433
Members’ capital	Additional paid-in-capital	57,215
Members’ accumulated earnings	Retained earnings (accumulated deficit)	18,370

Financial information presented in the “WWS Historical Actual” column in the unaudited pro forma condensed combined statements of operations for the year ended December 30, 2017, and the six months ended June 30, 2018, has been reclassified to conform to that of PGTI as indicated in the table below:

(dollars in thousands) Presentation in WWS’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Year Ended December 30, 2017	Six months Ended June 30, 2018
Cost of goods sold—Materials	Cost of sales	$38,647	$23,015
Cost of goods sold—Labor and benefits	Cost of sales	11,713	5,668
Cost of goods sold—Shipping	Selling, general and administrative expenses	7,715	4,329
Cost of goods sold—Other manufacturing costs	Cost of sales	6,286	3,434

Total cost of goods sold	Cost of sales	$64,361	$36,446

NOTE 3: FINANCING ADJUSTMENTS RELATING TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2018

(a)	The net change in cash is calculated as follows:

(dollars in thousands)
Proceeds from the issuance of the Notes	$315,000
Less: Payment of financial advisor and underwriting fees	(8,460)
Less: Payment of estimated expenses	(3,540)

Total financing costs and transaction expenses	(12,000)

Net adjustment to cash	$303,000

(b)	Includes the net adjustment to total debt associated with the issuance of the Notes, calculated as follows:

(dollars in thousands)
Issuance of the Notes	$315,000
Less: Portion of total financing and transaction costs to be deferred and amortized	(10,000)

Net adjustment to long-term debt, less current portion	$305,000

(c)	Represents adjustment to accumulated deficit for the portion of total financing and transactions costs expensed, net of tax effect:

(dollars in thousands)
Portion of total financing and transaction costs to be expensed	$(2,000)
Effective tax rate	25.6%

Net adjustment to accrued income taxes	(512)

Net adjustment to retained earnings (accumulated deficit)	$(1,488)

NOTE 4: ACQUISITION ADJUSTMENTS RELATING TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2018

(a)	The net change in cash is calculated as follows:

(dollars in thousands)
Contemporaneous repayment of Seller’s debt	$(34,280)
Consideration to Seller paid in Western Window Systems Acquisition, net	(320,933)
Less: WWS cash not acquired	(3,684)

Net adjustment to cash	$(358,897)

(b)

Includes adjustments to record acquired assets at estimated acquisition-date fair values. The estimated fair values of these assets are based on the preliminary valuations performed for the preparation of the pro forma financial information and are subject to the final valuations. The respective net adjustments have been calculated as follows:

(dollars in thousands)
Intangible assets acquired in the Western Window Systems Acquisition	$177,800
Less: WWS historical intangible assets	(46,389)

Net adjustment to trade names and other intangible assets, net	$131,411

(dollars in thousands)
Goodwill in the preliminary allocation	$157,467
Less: WWS historical goodwill	(38,844)

Net adjustment to goodwill	$118,623

(c)

Historically, Western Window Systems capitalized product certification costs as incurred, and amortized such costs over the life of the certifications, which typically had been approximately four years. In accordance with PGTI’s accounting policy regarding product certification costs, after the Western Window Systems Acquisition, such costs are expensed as incurred. At June 30, 2018, Western Window Systems had net product certification costs capitalized on its consolidated balance sheet of $480,000. This adjustment represents the elimination of Western Window Systems’ capitalized net product certification costs not acquired by PGTI in the Western Window Systems Acquisition.

(d)

Represents the repayment of Western Window Systems’ long-term debt from Seller’s proceeds, contemporaneously with the closing of the Western Window Systems Acquisition, including both the current and long-term portions, not assumed by PGTI in the Western Window Systems Acquisition, with the elimination of Seller’s deferred financing costs not acquired by PGTI. The respective net adjustments have been calculated as follows:

(dollars in thousands)
Seller’s long-term debt repaid, current portion	$(2,137)

Seller’s long-term debt repaid, long-term portion	(32,143)
Less: Seller’s deferred financing costs not acquired	522

Net adjustment to long-term debt	$(31,621)

(e)	Represents the elimination of the historical members’ equity balances of Western Window Systems.

NOTE 5: FINANCING ADJUSTMENTS RELATING TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 30, 2017 AND SIX MONTHS ENDED JUNE 30, 2018

(a)

Represents the net adjustment to reflect (i) the incremental interest expense on the Notes, resulting in an increase in outstanding indebtedness of $315.0 million, (ii) the increase in non-cash interest expense relating to the amortization of incremental deferred financing costs and (iii) the elimination of the historical interest expense of Western Window Systems. The net adjustments are calculated as follows:

	Year Ended December 30, 2017	Six Months Ended June 30, 2018
	(dollars in thousands)
Incremental interest expense on the Notes	$21,263	$10,631
Incremental amortization of deferred financing costs	1,250	625
Less: WWS historical interest expense	(4,300)	(2,222)

Net adjustment to interest expense, net	$18,213	$9,034

(b)

Represents the income tax benefit from the net incremental interest expense at PGTI’s effective income tax rate, excluding discrete items of income tax, which was 36.8% for the year ended December 30, 2017, and is estimated will be 25.6% in PGTI’s 2018 fiscal year.

NOTE 6: ACQUISITION ADJUSTMENTS RELATING TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 30, 2017 AND SIX MONTHS ENDED JUNE 30, 2018

(a)

Represents the net adjustment to reflect the incremental amortization expense related to amortizable intangible assets acquired in the Western Window Systems Acquisition. The estimated fair values of these intangible assets are based on the preliminary valuations performed for the preparation of the pro forma financial information and are subject to the final valuations that have not been completed. Western Window Systems historical amortization includes the amortization of its capitalized product certification costs which, as discussed in Note 1, PGTI expenses as incurred. The respective net adjustments have been calculated as follows:

	Year Ended December 30, 2017	Six Months Ended June 30, 2018
	(dollars in thousands)
Incremental amortization on acquired intangibles	$10,310	$5,155
Less: WWS historical intangible amortization	(6,714)	(3,365)

Net adjustment to selling, general and administrative expenses	$3,596	$1,790

(b)

Represents the impact to income tax expense (benefit) from transition of Western Window Systems to being a taxable entity upon acquisition by PGTI, and the net incremental amortization expense at PGTI’s effective income tax rate, excluding discrete items of income tax, which was 36.8% for the year ended December 30, 2017, and is estimated will be 25.6% in PGTI’s 2018 fiscal year. The income tax benefit for the year ended December 30, 2017 also includes a discrete item of income tax benefit of $610,000 due to the enactment of the Tax Cuts and Jobs Act, relating to the revaluation of the net deferred tax liability resulting from the difference between amortization expense for book purposes and amortization expense for tax purposes during 2017. The adjustments to income tax expense (benefit) have been calculated as follows:

	Year Ended December 30, 2017	Six Months Ended June 30, 2018
	(dollars in thousands)
WWS historical actual income before taxes	$4,095	$7,252
Acquisition adjustments effect on income before income taxes	(3,596)	(1,790)

Net change to income before income taxes	499	5,462
Effective tax rate	36.8%	25.6%
Incremental income tax expense	183	1,397
Effects of Tax Cuts and Jobs Act on deferred tax liability	(610)	—

Net change to income tax expense (benefit)	$(427)	$1,397